OPINION OF KILPATRICK STOCKTON LLP

Vail Banks, Inc.
108 S. Frontage Road, West
Suite 101
Vail, Colorado  81657

         Re:      Vail Banks, Inc. Registration Statement on Form S-4 (File No.)
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Gentlemen:


         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by Vail Banks, Inc. (the "Company"), a Colorado corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of up to 358,333 shares of Common Stock, par value $1 per share, of the Company (the "Common Stock"), to be issued by the Company to the shareholders of Estes Bank Corporation ("Estes Bank"), in connection with the merger of a subsidiary of the Company with and into Estes Bank.


         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to the Estes Bank shareholders will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                  Yours truly,



                                  Kilpatrick Stockton LLP


                                  By: /s/ R. Alex Bransford
                                     ---------------------------
                                     R. Alex Bransford
                                     A Partner